CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 15, 2003 relating to the financial Statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of John Hancock Growth Trends Fund (a portfolio of John Hancock Equity Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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February 27, 2004